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                                                                    Exhibit 12.1

                         GOODRICH PETROLEUM CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                               NINE MONTHS
                                                              YEAR ENDED DECEMBER 31,                       ENDED SEPTEMBER 30,
                                          --------------------------------------------------------------  -----------------------
                                              2003        2002         2001        2000         1999         2004         2003
                                          -----------  -----------  ----------  ----------  ------------  -----------  ----------
Fixed Charges:
       Interest expense                   $ 1,051,198  $   985,185  $1,290,681  $4,390,331  $  2,810,576  $   788,590  $  745,999
                                          -----------  -----------  ----------  ----------  ------------  -----------  ----------
                                            1,051,198      985,185   1,290,681   4,390,331     2,810,576      788,590     745,999
                                          -----------  -----------  ----------  ----------  ------------  -----------  ----------

Earnings:
       Income (loss) before income taxes    6,043,870   (1,457,383)  3,445,640   3,476,737    (2,058,785)   9,606,856   3,674,113
       Plus: fixed charges                  1,051,198      985,185   1,290,681   4,390,331     2,810,576      788,590     745,999
                                          -----------  -----------  ----------  ----------  ------------  -----------  ----------
                                          $ 7,095,068  $  (472,198) $4,736,321  $7,867,068  $    751,791  $10,395,446  $4,420,112
                                          -----------  -----------  ----------  ----------  ------------  -----------  ----------

Ratio of Earnings to Fixed Charges               6.75        (0.48)       3.67        1.79          0.27        13.18        5.93
                                          ===========  ===========  ==========  ==========  ============  ===========  ==========